LP Reports Second Quarter 2015 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the second quarter of 2015, which included the following:

•	Sales for the second quarter of $493 million were lower by 5 percent compared to the year ago quarter.

•	Net loss was $20 million ($0.14 per diluted share).

•	Non-GAAP adjusted loss was $12 million ($0.08 per diluted share).

•	Adjusted EBITDA for the second quarter was $16 million compared to $26 million in the second quarter of 2014.

•	Cash and cash equivalents were $481 million as of June 30, 2015.

“The continued weakness in OSB pricing in the quarter, we believe, was caused by the reduction in demand due to very wet weather in the middle of the country, including Texas,” said Curt Stevens, Chief Executive Officer.  “With the distribution channel relatively full coming out of the first quarter, re-ordering was at a slower pace than anticipated.  I am pleased with another strong quarter from our Siding business and the return of EWP to positive adjusted EBITDA.”

For the second quarter of 2015, LP reported net loss of $20 million, or $0.14 per diluted share, as compared to an income of $2 million, or $0.01 per diluted share for the second quarter of 2014.

YEAR TO DATE RESULTS

For the six months ended June 30, 2015, LP reported net sales of $965 million compared to $963 million in the first six months of 2014. For the first six months of 2015, LP reported net loss of $54 million, or $0.38 per diluted share, compared to loss of $12 million, or $0.09 per diluted share, for the same period in 2014. Adjusted EBITDA for the the first six months of 2015 was $22 million compared to $49 million for 2014. Reductions in OSB pricing accounted for $66.0 million decrease in both operating results and adjusted EBITDA.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales for the second quarter of 2015 of $211 million, a 6 percent decrease from $224 million of net sales in the second quarter of 2014. For the second quarter of 2015, the OSB segment reported an operating loss of $18 million compared to $6 million in the second quarter of 2014. For the second quarter of 2015, adjusted EBITDA for this segment decreased by $12 million compared to the second quarter of 2014. For the second quarter of 2015 as compared to second quarter of 2014, sales volumes increased 11 percent and sales prices decreased by 15 percent. The decrease in selling price unfavorably impacted operating results and adjusted

EBITDA by approximately $38 million for the quarter as compared to the second quarter of 2014.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished CanExel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $164 million in the second quarter of 2015, an decrease of 3 percent from $170 million in the year-ago second quarter. For the second quarter of 2015, the Siding segment reported operating income of $29 million compared to $26 million in the year-ago quarter. For the second quarter of 2015, the Siding segment reported $35 million in adjusted EBITDA, an increase of $4 million compared to the second quarter of 2014.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). EWP sales in the second quarter of 2015 totaled $72 million, down 5 percent from the year-ago quarter. Operating losses decreased to $2 million for the second quarter of 2015 from $5 million in the second quarter of 2014. For the second quarter, the EWP segment showed a increase of $2 million in adjusted EBITDA as compared to the same quarter in 2014.

SOUTH AMERICA SEGMENT

The South American segment consists of facilities in Chile and Brazil. the segment reported sales in the second quarter of 2015 of $39 million, down 8 percent from $42 million in the second quarter of 2014. Operating income was $2 million for the second quarter of 2015 compared to $4 million in the second quarter of 2014. For the second quarter, LP reported adjusted EBITDA in this segment of $4 million, a decrease of $2.5 million as compared to the second quarter of 2014.

COMPANY OUTLOOK

“With reported housing starts in June at 1.174 million and permits at 1.343 million, we should see an acceleration of building activity in the second half of this year,” continued Stevens.  “Persistent labor shortages and the possibility of interest rate increases later in the year could dampen forecasted growth in the short term but increasing household formations and the need for housing should support continued building activity.”

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$493.0	$518.5	$964.7	$963.2

Loss from operations	$(14.1)	$(3.9)	$(47.3)	$(14.1)

Loss from operations before taxes and equity in income of unconsolidated affiliates	$(19.9)	$(5.8)	$(61.4)	$(26.2)

Non-GAAP adjusted loss from continuing operations	$(11.7)	$(4.4)	(30.6)	$(11.4)

Net income (loss)	$(19.5)	$2.1	$(54.0)	$(12.1)

Net loss per share - basic and diluted	$(0.14)	$0.01	$(0.38)	$(0.09)

Average shares of stock outstanding - basic	142.3	140.8	142.1	140.8

Average shares of stock outstanding - diluted	142.3	144.0	142.1	140.8

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$493.0	$518.5	$964.7	$963.2
Operating costs and expenses:
Cost of sales	443.4	461.5	871.2	849.9
Depreciation and amortization	25.3	24.9	52.0	50.5
Selling and administrative	37.9	35.9	76.6	76.8
(Gain) loss on sale or impairment of long-lived assets, net	0.5	(0.5)	0.6	(0.5)
Other operating charges and credits, net	—	0.6	11.6	0.6
Total operating costs and expenses	507.1	522.4	1,012.0	977.3
Loss from operations	(14.1)	(3.9)	(47.3)	(14.1)

Non-operating income (expense):
Interest expense, net of capitalized interest	(7.2)	(7.4)	(14.7)	(15.1)
Interest income	1.0	1.7	2.4	3.5
Other non-operating items	0.4	3.8	(1.8)	(0.5)
Total non-operating income (expense)	(5.8)	(1.9)	(14.1)	(12.1)

Loss from operations before taxes and equity in income of unconsolidated affiliates	(19.9)	(5.8)	(61.4)	(26.2)
Provision (benefit) for income taxes	1.0	(6.7)	(5.3)	(12.3)
Equity in income of unconsolidated affiliates	(1.4)	(1.2)	(2.1)	(1.8)
Net income (loss)	(19.5)	2.1	(54.0)	(12.1)

Net income (loss) per share - basic	$(0.14)	$0.01	(0.38)	(0.09)
Net income (loss) per share - diluted	$(0.14)	$0.01	$(0.38)	$(0.09)

Average shares of stock outstanding - basic	142.3	140.8	142.1	140.8
Average shares of stock outstanding - diluted	142.3	144.0	142.1	140.8

CONDENSED CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$481.0	$532.7
Receivables	124.6	108.4
Inventories	224.9	229.8
Prepaid expenses and other current assets	7.0	25.0
Deferred income taxes	24.0	45.1
Assets held for sale	9.3	9.3
Total current assets	870.8	950.3

Timber and timberlands	53.5	67.1
Property, plant and equipment, at cost	2,327.4	2,315.1
Accumulated depreciation	(1,503.3)	(1,464.4)
Net property, plant and equipment	824.1	850.7

Goodwill	9.7	9.7
Notes receivable from asset sales	432.2	432.2
Investments in and advances to affiliates	7.1	5.0
Restricted cash	15.8	10.4
Other assets	22.5	22.8
Long-term deferred tax asset	0.6	0.6
Total assets	$2,236.3	$2,348.8

LIABILITIES AND EQUITY
Current portion of long-term debt	$2.2	$2.4
Accounts payable and accrued liabilities	149.2	168.3
Current portion of contingency reserves	2.0	2.0
Total current liabilities	153.4	172.7

Long-term debt, excluding current portion	753.6	754.8
Deferred income taxes	117.3	139.5
Contingency reserves, excluding current portion	12.5	12.2
Other long-term liabilities	142.7	153.8

Stockholders’ equity:
Common stock	152.8	152.8
Additional paid-in capital	495.2	507.0
Retained earnings	758.3	812.3
Treasury stock	(213.0)	(225.0)
Accumulated comprehensive loss	(136.5)	(131.3)
Total stockholders’ equity	1,056.8	1,115.8
Total liabilities and stockholders’ equity	$2,236.3	$2,348.8

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(19.5)	$2.1	$(54.0)	$(12.1)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	25.3	24.9	52.0	50.5
Income from unconsolidated affiliates	(1.4)	(1.2)	(2.1)	(1.8)
(Gain) loss on sale or impairment of long-lived assets, net	0.5	(0.5)	0.6	(0.5)
Other operating charges and credits, net	—	0.6	11.6	0.6
Stock-based compensation related to stock plans	2.7	2.4	5.1	4.5
Exchange loss on remeasurement	0.7	(3.9)	4.3	1.3
Increase in contingencies, net of cash payments	—	0.5	0.5	—
Cash settlements of warranties, net of accruals	(2.4)	(2.3)	(5.4)	(5.0)
Pension expense, net of contributions	2.4	0.7	4.4	1.3
Non-cash interest expense, net	(0.1)	0.1	(0.1)	0.6
Other adjustments, net	0.6	0.6	0.8	0.4
Changes in assets and liabilities:
(Increase) decrease in receivables	14.3	(2.8)	(16.6)	(67.2)
(Increase) decrease in inventories	37.3	40.0	3.1	(11.3)
(Increase) decrease in prepaid expenses and other current assets	(1.2)	(1.8)	0.8	0.7
Decrease in accounts payable and accrued liabilities	(21.4)	(38.4)	(4.2)	(6.0)
Increase (decrease) in deferred income taxes	3.7	(5.8)	(3.3)	(13.8)
Net cash provided by (used in) operating activities	41.5	15.2	(2.5)	(57.8)
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(18.6)	(18.2)	(33.5)	(42.2)
Proceeds from sales of assets	—	0.7	0.4	0.8
(Increase) decrease in restricted cash under letters of credit/credit facility	(5.4)	1.2	(5.4)	1.0
Net cash used in investing activities	(24.0)	(16.3)	(38.5)	(40.4)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	—	—	(1.4)	(1.1)
Sale of common stock under equity plans	0.3	—	0.4	—
Taxes paid related to net share settlement of equity awards	(2.9)	(0.1)	(5.3)	(1.5)
Net cash used in financing activities	(2.6)	(0.1)	(6.3)	(2.6)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(2.2)	4.2	(4.4)	(1.3)
Net increase (decrease) in cash and cash equivalents	12.7	3.0	(51.7)	(102.1)
Cash and cash equivalents at beginning of period	468.3	551.7	532.7	656.8
Cash and cash equivalents at end of period	$481.0	$554.7	$481.0	$554.7

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
Dollar amounts in millions	2015	2014	2015	2014
Net sales:
OSB	$211.0	$223.7	$401.2	$418.6
Siding	163.9	169.7	337.4	313.2
Engineered Wood Products	72.0	75.9	136.8	138.1
South America	38.7	41.9	74.6	78.5
Other	7.4	8.7	14.7	16.6
Intersegment Sales	—	(1.4)	—	(1.8)
	$493.0	$518.5	$964.7	$963.2
Operating profit (loss):
OSB	$(18.1)	$(5.5)	$(46.5)	$(7.4)
Siding	29.2	25.9	62.1	45.1
Engineered Wood Products	(2.3)	(5.3)	(6.4)	(8.4)
South America	2.0	4.0	4.4	8.2
Other	(1.0)	(1.0)	(1.9)	(1.7)
Other operating charges and credits, net	—	(0.6)	(11.6)	(0.6)
Gain (loss) on sale or impairment of long-lived assets	(0.5)	0.5	(0.6)	0.5
General corporate and other expenses, net	(22.0)	(20.7)	(44.7)	(48.0)
Other non-operating income (expense)	0.4	3.8	(1.8)	(0.5)
Interest income	1.0	1.7	2.4	3.5
Interest expense, net of capitalized interest	(7.2)	(7.4)	(14.7)	(15.1)
Loss from operations before taxes	(18.5)	(4.6)	(59.3)	(24.4)
Benefit for income taxes	1.0	(6.7)	(5.3)	(12.3)
Net income (loss)	$(19.5)	$2.1	$(54.0)	$(12.1)

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the quarter and six months ended June 30, 2015 and 2014.

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Oriented strand board, million square feet 3/8" basis(1)	1,089	1,066	2,093	2,032
Oriented strand board, million square feet 3/8" basis (produced by North America non-OSB segment mills)	6	16	16	45
Wood-based siding, million square feet 3/8" basis	319	266	630	539
Engineered I-Joist, million lineal feet(1)	20	21	35	42
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	2,121	2,343	4,485	4,671

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.